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                                                                                           EXHIBIT 11.1
                                     THE CHARLES SCHWAB CORPORATION

                                     Computation of Earnings per Share
                                  (In thousands, except per share amounts)
                                                 (Unaudited)


                                                            Three Months Ended       Nine Months Ended
                                                               September 30,           September 30,
                                                              1996       1995        1996        1995
                                                             ------     ------      ------      ------

Net Income                                                 $ 57,068   $  47,221    $174,106    $130,016
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Shares
    Primary:
    Weighted-average number of common shares outstanding    174,302     173,332     173,825     171,721
    Common stock equivalent shares related to option plans    5,286       6,356       5,419       6,280
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    Weighted-average number of common and
        common equivalent shares outstanding                179,588     179,688     179,244     178,001
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    Fully Diluted:
    Weighted-average number of common shares outstanding    174,302     173,332     173,825     171,721
    Common stock equivalent shares related to option plans    5,286       6,799       5,499       6,794
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    Weighted-average number of common and
        common equivalent shares outstanding                179,588     180,131     179,324     178,515
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Primary/Fully Diluted Earnings per Share                   $    .32    $    .26    $    .97    $    .73
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